                                                                                                     EXHIBIT 12


                                                   SNYDER OIL CORPORATION

                                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                         (Unaudited)





                                                                 Year Ended December 31,
                                       ---------------------------------------------------------------------------
                                           1997           1996            1995            1994            1993
                                       -------------  -------------   ------------    ------------   -------------
                                                                 (In thousands, except share data)

Income (loss) before taxes, minority
   interest and extraordinary item          $57,440        $74,701       ($40,604)        $13,510         $22,538
Interest expense                             25,472         23,587         21,679          10,337           5,315
                                       -------------  -------------   ------------    ------------   -------------
Earnings before taxes, minority
   interest, extraordinary item and
   interest expense                         $82,912        $98,288       ($18,925)        $23,847         $27,853
                                       =============  =============   ============    ============   =============




Interest expense                            $25,472        $23,587        $21,679         $10,337          $5,315
Preferred stock dividends of
  majority owned subsidiary                   1,474          1,520           -               -               -
                                       -------------  -------------   ------------    ------------   -------------
Total fixed charges                         $26,946        $25,107        $21,679         $10,337          $5,315
                                       =============  =============   ============    ============   =============



Ratio of earnings to fixed charges             3.08           3.91         N/A(1)            2.31            5.24
                                       =============  =============   ============    ============   =============






(1)  Earnings were inadequate to cover fixed charges by $40.6 million.

                                                                                                         EXHIBIT 12


                                                   SNYDER OIL CORPORATION

                                             COMPUTATION OF RATIO OF EARNINGS TO
                                       COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                         (Unaudited)




                                                               Year Ended December 31,
                                       ---------------------------------------------------------------------------
                                           1997           1996           1995            1994            1993
                                       -------------  -------------   ------------    ------------   -------------
                                                                 (In thousands, except share data)

Income (loss) before taxes, minority
   interest and extraordinary item          $57,440        $74,701       ($40,604)        $13,510         $22,538
Interest expense                             25,472         23,587         21,679          10,337           5,315
                                       -------------  -------------   ------------    ------------   -------------
Earnings before taxes, minority
   interest, extraordinary item and
   interest expense                         $82,912        $98,288       ($18,925)        $23,847         $27,853
                                       =============  =============   ============    ============   =============




Interest expense                            $25,472        $23,587        $21,679         $10,337          $5,315
Preferred stock dividends                     4,929(2)       6,210          6,210          10,806           9,100
Adjustment to tax effect preferred
  stock dividends                             2,428            429         -               -               -
Preferred stock dividends of
  majority owned subsidiary                   1,474          1,520         -               -               -
                                       -------------  -------------   ------------    ------------   -------------
Total fixed charges                         $34,303        $31,746        $27,889         $21,143         $14,415
                                       =============  =============   ============    ============   =============



Ratio of earnings
   to combined fixed charges
   and preferred dividends                     2.42           3.10         N/A(1)            1.13            1.93
                                       =============  =============   ============    ============   =============






(1)  Earnings were inadequate to cover combined fixed charges and preferred dividends by $46.8 million.
(2)  Excludes redemption premium of $1.0 million.